Exhibit 10.11(b)

[Form of Amendment No. 1 to Life Insurance Endorsement Method
Split Dollar Plan Agreement]

AMENDMENT NO. 1

TO

LIFE INSURANCE

ENDORSEMENT METHOD SPLIT DOLLAR PLAN

AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) is made and entered into as of                        , 2003 by and between NetBank (the “Bank”) and                                         (the “Insured”) and amends that certain Life Insurance Endorsement Method Split Dollar Plan Agreement (the “Agreement”) dated                                   , 2002 between the Bank and the Insured.

WHEREAS, the Bank and the Insured desire to reflect more clearly the intent of the Agreement and desire to clarify certain ambiguities in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Insured agree to amend the Agreement as follows effective as of April 1, 2002:

1.  Subparagraphs VI(A) and VI(B) are hereby amended by deleting the words “on the Board of the Bank” in the four places in which they appear and inserting in lieu thereof the following:

as a director of the Bank, the holding company of the Bank or any subsidiary of the Bank

2.  Subparagraph VI(B) is hereby further amended by deleting the words “with the Bank” from the caption dealing with Total Years of Service.

3.  Subparagraph IX(A) is hereby deleted and the following is inserted in lieu thereof:

The Insured shall be removed from office or not be reelected for Cause at any time.  Cause shall mean (i) the Insured’s conviction of a felony; (ii) the request or demand for removal of the Insured from office by any bank regulatory authority having jurisdiction over the Bank; or (iii) the determination by at least two-thirds of the directors of the Bank then in office, excluding the Insured, that the Insured’s conduct has been inimical to the best interests of the Bank; or

4.  Paragraph XV is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

A Change of Control shall mean:

(i)                                     The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of NetBank, Inc. (the “Outstanding NetBank, Inc. Common Stock”) or (B) the combined voting power of the then outstanding voting securities of NetBank, Inc. entitled to vote generally in the election of directors (the “Outstanding NetBank, Inc. Voting Securities”); provided, however, that for purposes of this Subparagraph XV(i), the following acquisitions shall not constitute a Change of Control: (W) any acquisition directly from NetBank, Inc. or any corporation controlled by NetBank, Inc., (X) any acquisition by NetBank, Inc. or any corporation controlled by NetBank, Inc., (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by NetBank, Inc. or any corporation controlled by NetBank, Inc. or (Z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subparagraph XV(iii); or

(ii)                                  That individuals who, as of the date hereof, constitute the Board of Directors of NetBank, Inc. (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of NetBank, Inc. (the “Board”); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by NetBank Inc.’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)                               Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NetBank, Inc. or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding NetBank, Inc. Common Stock and Outstanding NetBank, Inc. Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns NetBank, Inc. or all or substantially all of NetBank Inc.’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding NetBank,

Inc. Common Stock and Outstanding NetBank, Inc. Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of NetBank, Inc. or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns NetBank, Inc. or all or substantially all of NetBank’s assets either directly or through one or more subsidiaries) except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                              Approval by the shareholders of NetBank, Inc. of a complete liquidation or dissolution of NetBank, Inc.; or

(v)                                 The Bank shall cease to be a Majority-Owned Subsidiary (as that term is defined in Rule 405 under the Securities Act of 1933) of NetBank, Inc.

Upon a Change of Control, the Insured shall become 100 percent vested in the benefits provided pursuant to the Agreement.

5.                                       As amended hereby, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof as of the first day set forth herein above, and that upon execution, each has received a conforming copy.

NETBANK

Witness:

By:
Title:

Insured